EXHIBIT 10.2

HEAT BIOLOGICS, INC.

2021 SUBSIDIARIES STOCK INCENTIVE PLAN

STOCK OPTION GRANT NOTICE

(Early Exercise)

{Corporation}(the “Company”), a wholly-owned subsidiary of Heat Biologics, Inc. (“Parent”), pursuant to the 2021 Subsidiaries Stock Incentive Plan (the “Plan”), has granted to Optionee an option to purchase the number of shares of the Company’s common stock, $____ par value per share (the “Common Stock”) set forth below. This option is subject to all of the terms and conditions as set forth herein and in the Grant Agreement, the Plan, and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Plan.

OPTIONEE:

DATE OF GRANT:

VESTING COMMENCEMENT DATE:

TYPE OF OPTION:	Nonqualified Stock Option

TOTAL SHARES OF COMMON STOCK COVERED BY OPTION:

EXERCISE PRICE:

EXPIRATION DATE:

VESTING SCHEDULE:

Provided that the Optionee remains in Continuous Service (as defined in the Grant Agreement) on each vesting date, the Option shall vest in twelve equal monthly installments commencing on the first day of the month coincident with or next following the Vesting Commencement Date; provided, however, that the Option shall fully (100%) vest in the event of a “Change in Control” (as defined in the Plan). For the avoidance of doubt, no shares of Common Stock underlying the Option shall vest and become exercisable after the date on which the Optionee ceases to be in Continuous Service (as defined in the Grant Agreement), but the Option, to the extent vested as of the date on which Optionee’s Continuous Service terminates, shall remain exercisable to the extent provided by the Grant Agreement.

By the Optionee’s signature and the signature of the Company’s representative below, the Optionee and the Company agree that the Option is granted under and governed by the terms and conditions of the Plan, this Grant Notice, the Grant Agreement and form of Stock Restrictions Agreement, attached hereto and which are incorporated by reference herein. The Optionee acknowledges receipt of and has reviewed the Plan, this Grant Notice, the Grant Agreement and form of Stock Restrictions Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice, the Grant Agreement and form of Stock Restrictions Agreement. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, this Grant Notice, the Grant Agreement and form of Stock Restrictions Agreement.

This Grant Notice may be executed and delivered electronically whether via the Company’s intranet or the Internet site of a third party or via email or any other means of electronic delivery specified by the Company.

OPTIONEE	{COMPANY}

By:	By:
Name:	Name:
Date:	Title:
Date:

Attachments:

1.	Stock Option Grant Agreement
2.	Notice of Exercise
3.	2021 Stock Incentive Plan
4.	Form of Stock Restrictions Agreement

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HEAT BIOLOGICS, INC.

2021 SUBSIDIARIES STOCK INCENTIVE PLAN

STOCK OPTION GRANT AGREEMENT

(Early Exercise)

(NonQualified Stock Option)

Pursuant to the terms of the Option Grant Notice (the “Grant Notice”) and this Stock Option Grant Agreement (the “Grant Agreement”), [Corporation], a Delaware corporation (the “Company”), has granted to the Optionee (as defined in the Grant Notice) an option under the Heat Biologics, Inc. 2021 Subsidiaries Stock Incentive Plan (the “Plan”) to purchase the number of shares of Common Stock indicated in the Grant Notice (the “Shares”) at the exercise price set forth therein. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Plan. The Optionee agrees to be bound by the terms and conditions of the Plan, which are incorporated herein by reference and which control in case of any conflict with this Grant Agreement:

A.       EXERCISE/ VESTING SCHEDULE. As set forth in the Grant Notice.

B.       RESTRICTED STOCK PURCHASE RIGHTS. Notwithstanding anything contained herein to the contrary, the Optionee shall have the right to exercise this Option with respect to all or a portion of the Shares subject to the Option which have not become vested pursuant to the Grant Notice and to receive Shares in exchange for payment of the Exercise Price; provided that the Optionee executes a Stock Restrictions Agreement in the form attached as Exhibit A (the “Restrictions Agreement”) or such other form as the Company’s Board or the Committee may require, which Agreement shall, among other things, set forth terms under which the Shares acquired by the Optionee will be subject to forfeiture on the same vesting schedule as applies under the Grant Notice.

Optionee hereby acknowledges that the Optionee has been informed that, with respect to Shares acquired pursuant to exercise of the Option under this Paragraph B, Optionee may file an election with the Internal Revenue Service (“IRS”) within 30 days of such exercise electing pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), to be taxed currently on the excess, if any, of the fair market value of the Shares purchased on the date of exercise over the exercise price of the Option with respect to such Shares. Absent such an election, taxable income will be measured and recognized by the Optionee at the time or times at which the forfeiture restrictions on the Shares lapse. The Optionee is strongly encouraged to seek the advice of his or her own tax consultants in connection with the filing of the election under Section 83(b) of the Code. If Optionee files an election under Section 83(b) of the Code with the IRS, he or she agrees to promptly furnish a copy of such election to the Company.

C.       NUMBER OF SHARES AND EXERCISE PRICE. The number of shares of Common Stock subject to the Option and the exercise price per share set forth in the Grant Notice may be adjusted from time to time in accordance with the provisions of Section 4(b) of the Plan.

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D.       EXERCISE OF OPTION FOLLOWING TERMINATION OF SERVICE: This Option shall terminate and be cancelled to the extent not exercised before the earlier of the Expiration Date or ninety (90) days after the Optionee ceases to be in “Continuous Service” (as defined below).

“Continuous Service” means employment by or service to the Company, Parent or any of their respective Subsidiaries, whether as an employee, director, consultant, advisor or other individual service provider; provided, however, that periods of absence to the extent permitted by Company or Parent policies due to vacations, holidays, sick days, short term disability and other approved absences, will not be considered to be an interruption or termination of service hereunder. Changes in status between service as an employee, director, consultant, advisor or other individual service provider to Company, Parent or any of their respective Subsidiaries will not constitute an interruption of service.

Notwithstanding the foregoing, in the event that the Optionee’s Continuous Service terminates for “Cause” (as defined in the Plan), then (i) the Option shall thereupon be forfeited without payment of consideration therefore, (ii) any Shares for which the Company has not yet delivered share certificates will be immediately and automatically forfeited and the Company will refund to the Optionee the Option exercise price paid for such Shares, if any. In no event, however, shall this Option be exercised later than the Expiration Date as provided above and in no event shall this Option be exercised for more Shares than the Shares which otherwise have become exercisable as of the date of cessation of the Optionee’s Continuous Service.

E.       RESTRICTIONS AGREEMENT. As a condition precedent to the exercise of this Option, the Optionee (or his/her estate or heir, or other permitted person exercising on the Optionee’s behalf, if applicable) shall be required to execute and deliver the Restrictions Agreement.

F.       METHOD OF EXERCISE. This Option is exercisable by delivery of an exercise notice in the form attached as Exhibit B (the “Exercise Notice”) or such other form as the Committee may require, which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be completed by the Optionee and delivered to the Committee. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price for the Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of the fully executed Exercise Notice accompanied by the aggregate Exercise Price. Notwithstanding the foregoing, no Exercised Shares shall be issued unless such exercise and issuance complies with the requirements relating to the administration of stock option plans and other applicable equity plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted, and the applicable laws of any foreign country or jurisdiction where stock grants or other applicable equity grants are made under the Plan; assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Shares.

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G.       METHOD OF PAYMENT. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof:

1.	cash;
2.	certified or bank check; or
3.	such other form of consideration and/or pursuant to such method as the Committee shall determine in its sole and absolute discretion, provided that such form of consideration and/or method is permitted by the Plan and by applicable law.

Upon exercise of the Option by the Optionee and prior to the delivery of such Exercised Shares, the Company shall have the right to require the Optionee to remit to the Company cash in an amount sufficient to satisfy applicable Federal and state tax withholding requirements (or to make such other provision for such tax withholding requirements permitted by the Plan and by applicable law).

H.       TAXES. By executing this Grant Agreement, Optionee acknowledges and agrees that Optionee is solely responsible for the satisfaction of any applicable taxes that may be imposed on Optionee that arise as a result of the grant, vesting or exercise of the Option (including without limitation any taxes arising under Section 409A of the Code (regarding deferred compensation) or Section 4999 of the Code (regarding golden parachute excise taxes), and that neither the Company nor the Committee shall have any obligation whatsoever to pay such taxes or otherwise indemnify or hold Optionee harmless from any or all of such taxes.

I.       NON-TRANSFERABILITY OF OPTION. This Option (including, without limitation, any economic right therein or related thereto) may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of the Plan and this Grant Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

J.       SECURITIES MATTERS. All Shares and Exercised Shares shall be subject to the restrictions on sale, encumbrance and other disposition provided by Federal or state law. The Company shall not be obligated to sell or issue any Shares or Exercised Shares pursuant to this Grant Agreement unless, on the date of sale and issuance thereof, such Shares are either registered under the Securities Act of 1933, as amended, and all applicable state securities laws, or are exempt from registration thereunder. The Shares and Exercised Shares may be subject to transferability restrictions and other encumbrances pursuant to the Company’s bylaws and/or the Restrictions Agreement.

K.       OTHER PLANS. No amounts of income received by the Optionee pursuant to this Grant Agreement shall be considered compensation for purposes of any pension or retirement plan, insurance plan or any other employee benefit plan of the Company, Parent or any of their respective Subsidiaries, unless otherwise provided in such plan.

L.       NO GUARANTEE OF CONTINUED SERVICE. The Optionee acknowledges and agrees that this Grant Agreement, the transactions contemplated hereunder and the exercise schedule set forth herein do not constitute an express or implied promise of continued employment or service for the exercise period, for any period, or at all, and shall not interfere with the Optionee’s right or the right of Company, Parent or any of their respective Subsidiaries to terminate the employment or service relationship at any time, with or without cause.

M.       ENTIRE AGREEMENT; GOVERNING LAW. The Plan is incorporated herein by reference. The Plan, this Grant Agreement and the Grant Notice constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee. This Grant Agreement is governed by the internal substantive laws, but not the choice of law rules, of the State of Delaware.

* * *

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EXHIBIT A

STOCK RESTRICTIONS AGREEMENT

EXHIBIT B

HEAT BIOLOGICS, INC.

2021 SUBSIDIARIES STOCK INCENTIVE PLAN

NOTICE OF EXERCISE

[Corporation]

Attention: [Corporate Secretary]

1. Exercise of Option. Effective as of today, ________________, 20__, the undersigned (“Purchaser”) hereby elects to purchase ______________ shares (the “Shares”) of the Common Stock of {Corporation} (the “Company”) under and pursuant to the Heat Biologics, Inc. 2021 Subsidiaries Stock Incentive Plan (the “Plan”), the Stock Option Grant Notice and the Stock Option Grant Agreement dated _____________ (collectively, the “Grant Documents”). The per share purchase price for the Shares shall be $_____ for an aggregate purchase price of $_____, as required by the Grant Documents. All of the Shares shall represent Shares acquired by reason of the exercise of a Nonqualified Stock Option.

2. Delivery of Payment, Restrictions Agreement. Purchaser herewith delivers to the Company the full purchase price for the Shares and the applicable Restrictions Agreement required by the Company, duly executed by Purchaser. Purchaser acknowledges and agrees that any breach of the terms of the Plan would result in substantial harm to the Company and its stockholders for which monetary damages alone could not adequately compensate. Therefore, Purchaser unconditionally and irrevocably agrees that the Company shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including, without limitation, seeking specific performance or the rescission of purchases, sales and other transfers of the Shares not made in strict compliance with the Plan).

3. Rights as Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares covered by the Option, notwithstanding the exercise of the Option. The Shares so acquired shall be issued to the Purchaser as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance.

4. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

5. Investment Representations. Purchaser represents, warrants and covenants as follows:

(a)       Purchaser is purchasing the Shares for the Purchaser’s own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act of 1933, as amended (the “Securities Act”), or any rule or regulation under the Securities Act.

(b)       Purchaser has had such opportunity as the Purchaser deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Purchaser to evaluate the merits and risks of the Purchaser’s investment in the Company.

(c)       Purchaser has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

(d)       Purchaser can afford a complete loss of the value of the Shares and is able to bear the economic risk of holding such Shares for an indefinite period.

(e)       Purchaser understands that (i) the Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act; (ii) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (iii) in any event, the exemption from registration under Rule 144 will not be available for at least one year (or, if the Shares were acquired in compliance with Rule 701 of the Securities Act, ninety days after an initial public offering of the Common Stock) and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are met; and (iv) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register the Shares under the Securities Act.

6. Notice. All notices and other communications given or made hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after the business day of deposit with a nationally recognized overnight courier, specifying next business day delivery, with written verification of receipt. Subject to the limitations set forth in Section 232(e) of the General Corporation Law of the state of Delaware (the “DGCL”), the Purchaser consents to the delivery of any notice or communications to stockholders given by the Company under this Agreement, the DGCL or the Company’s Certificate of Incorporation or Bylaws by (i) facsimile telecommunication to the facsimile number set forth below (or to any other facsimile number for the Purchaser in the Company’s records), (ii) electronic mail to the electronic mail address set forth below (or to any other electronic mail address for the Purchaser in the Company’s records), (iii) posting on an electronic network together with separate notice to the Purchaser of such specific posting or (iv) any other form of electronic transmission (as defined in the DGCL) directed to the Purchaser. This consent may be revoked by the Purchaser by written notice to the Company (the “Consent Revocation”) and may be deemed revoked in the circumstances specified in Section 232 of the DGCL. A copy of the Consent Revocation (which shall not constitute notice) shall also be sent to ___________________________________.

7. Entire Agreement; Governing Law. The Plan and Grant Documents are incorporated herein by reference. This Agreement, the Plan and the Grant Documents constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and Purchaser. This Agreement will be interpreted and enforced under the laws of the State of Delaware, without regard to conflict or choice of law principles.

By delivering this Notice of Exercise, the undersigned acknowledges receipt of the Plan and the Company’s Bylaws, each of which may be different from those previously delivered to Purchaser.

Submitted by:	Accepted by:

PURCHASER	[Corporation]

By:

Name:	Name:

Address:	Title

Date:
E-mail:
Fax:

Date: